Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of National Oilwell Varco, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Clay C. Williams, Executive Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The certification is given to the knowledge of the undersigned.

By: /s/ Clay C. Williams Name: Clay C. Williams
Title: Executive Vice President and Chief Financial Officer
Date: August 7, 2009